Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares US & Intl High Yield Corp Bond ETF (ISHGHYG) iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD)
BlackRock 2022 Global Income Opportunity Trust (BGIO)
BlackRock Core Bond Trust - High Yield (BHK-HYLD)
BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD)
BlackRock Limited Duration Income Trust - High Yield (BLW-
HYLD)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income - High Yield Portfolio (BR-
INC-HY)
BlackRock Multi-Asset Income - Passive High Yield Portfolio
(BR-INC-PHY)
BlackRock Credit Strategies Income - High Yield (BR-MSBHY)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Global Long Short Credit Fund - High Yield Sleeve
(BRGC-HY)
BlackRock Credit Allocation Income Trust (BTZ-PREF)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc (BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Corporate High Yield Fund, Inc. (HYT)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
: Brighthouse Funds Trust I - BlackRock High Yield
Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)
JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
11-28-2017

Security Type:
BND/CORP

Issuer
Endeavor Energy Resources, L.P. (2026)

Selling
Underwriter
Goldman Sachs & Co. LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)

Goldman Sachs & Co. LLC, Credit Suisse
Securities (USA) LLC, MUFG Securities
Americas Inc., Wells Fargo Securities,
LLC, BMO Capital Markets Corp., Citigroup
Global Markets Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated, PNC
Capital Markets LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, CIBC
World Markets Corp., Credit Agricole
Securities (USA) Inc., Natixis Securities
Americas LLC, Regions Securities LLC,
Scotia Capital (USA) Inc.



Transaction Details

Date of Purchase
11-28-2017

Purchase
Price/Share
(per share / %
of par)
$100

Total
Commission,
Spread or
Profit
1.15%


1.	Aggregate Principal Amount Purchased
(a+b)
$30,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$17,768,000

b. Other BlackRock Clients
$12,232,000

2.	Aggregate Principal Amount of
Offering
 $500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.06




Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by: Dipankar Banerjee
Date: 11-30-2017
Global Syndicate Team Member




Approved by: Steven Delaura
Date: 11-30-2017
Global Syndicate Team Member